Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Meggan Powers
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-8733
ed.lockwood@kla-tencor.com	meggan.powers@kla-tencor.com

KLA-TENCOR APPOINTS BREN HIGGINS NEW CHIEF FINANCIAL OFFICER

MILPITAS, Calif., July 9, 2013--KLA-Tencor Corporation (NASDAQ: KLAC) today announced that Bren Higgins has been appointed executive vice president and chief financial officer (CFO) of the company, reporting directly to Rick Wallace, president and chief executive officer. Higgins will assume the CFO duties the day after KLA-Tencor files its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 with the Securities and Exchange Commission.

Mark Dentinger, who had notified the company of his intent to resign as CFO, will continue to serve as KLA-Tencor's CFO through the filing date of the company's fiscal year 2013 Form 10-K. Dentinger will then remain with the company as a senior advisor through the end of calendar year 2013 to assist with the transition of the CFO responsibilities to Higgins.

“A seasoned veteran of KLA-Tencor's finance group, Bren has played an instrumental role within the company for more than a decade and is intimately familiar with our operations. Given his strong financial and accounting experience, we are confident Bren is well-positioned to support our immediate and long-term goals,” said Wallace. “Mark joined the company during a particularly challenging economic environment and provided five years of excellent service, including the development of a highly qualified successor."

Higgins currently oversees the treasury and investor relations functions at KLA-Tencor and supports the company's business development efforts. He has managed these responsibilities in his role as vice president of corporate finance since January 2012, and as senior director of corporate finance from August 2011 to January 2012. Before that, he served as KLA-Tencor's senior director of financial planning and analysis from August 2008 to August 2011. Higgins has also held various financial and investor relations positions since joining the company in 1999, including multiple product division controller assignments and serving as group controller for KLA-Tencor's Wafer Inspection and Lithography Groups from 2006 to 2008.

Higgins received his bachelor's degree in political science with an emphasis in public service from the University of California at Santa Barbara and his master's degree in business administration with a concentration in finance from the University of California at Davis.

About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED, and other related nanoelectronics industries. With a portfolio of industry standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for more than 35 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-C)

Forward Looking Statements:
Statements in this press release other than historical facts, such as statements regarding the timing of future executive transitions, the timing of future company filings with the Securities and Exchange Commission, future periods of service to KLA-Tencor by certain executives and their responsibilities during such time, and executives' anticipated future contributions to the company, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including without limitation delays in the preparation, finalization and/or certification of the company's financial statements and the availability of alternative employment opportunities. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this release, please refer to KLA-Tencor's Annual Report on Form 10-K for the year ended June 30, 2012, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA-Tencor assumes no obligation to, and does not currently intend to, update these forward-looking statements.

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